UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 US Highway 206, Suite 15

Bedminster, New Jersey 07921

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (908) 470-4320

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2014, the Board of Directors (the “Board”) of Aerie Pharmaceuticals, Inc. (the “Company”) appointed Benjamin F. McGraw, III, Pharm. D., to the Board, effective immediately.

Dr. McGraw was elected to serve as a Class I director for a three-year term, which will expire at the annual meeting of stockholders to be held in 2017 and upon the election and qualification of his successor. In addition, the Board elected Dr. McGraw to serve on the Audit Committee. The Board has determined that Dr. McGraw satisfies the definition of “independent director” and the requirements for service on the Audit Committee under the securities laws and NASDAQ listing standards.

Dr. McGraw will receive compensation for his services in accordance with the Company’s Non-Employee Director Compensation Program, under which he will receive a pro-rated annual retainer of $35,000 and a pro-rated annual committee fee of $9,000 for his services as a non-employee director and a member of the Audit Committee, respectively. In addition, Dr. McGraw will be eligible to receive a one-time initial option award to purchase 25,000 shares of common stock of the Company, which will vest quarterly over a three-year period, subject to his continued service on the Board.

There are no related party transactions reportable under Item 5.02(d)(4) of Form 8-K and Item 404(a) of Regulation S-K.

On October 6, 2014, the Company issued a press release announcing the appointment of Dr. McGraw to the Board and election to the Audit Committee. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press Release dated October 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: October 6, 2014	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated October 6, 2014.